As filed with the Securities and Exchange Commission on November 5, 2010
Registration No. 333-165581

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Trubion Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	52-2385898
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2401 4th Avenue, Suite 1050
Seattle, WA 98121
(Address including zip code, and telephone number, including area code, of principal executive offices)

TRUBION PHARMACEUTICALS, INC. 2006 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Jay Reilly
Secretary
Trubion Pharmaceuticals, Inc.
2273 Research Boulevard, Suite 400
Rockville, MD 20850
(Name and Address of Agent For Service)

(301) 795-1800
Telephone Number, Including Area Code, of Agent for Service

Copies to:
Carl A. Valenstein, Esq.
Laurie A. Cerveny, Esq.
Bingham McCutchen LLP
2020 K Street, NW
Washington, DC 20006
(202) 373-6000
Fax: (202) 373-6001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

Trubion Pharmaceuticals, Inc. is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 for the Trubion Pharmaceuticals, Inc. 2006 Equity Incentive Plan (the “Plan”) filed on March 19, 2010 (Registration No. 333-165581) (the “Registration Statement”), to remove and withdraw from registration all securities registered pursuant to the Registration Statement which remain unsold as of the date hereof. Such removal and withdrawal is being effected because the Plan has terminated.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, Maryland, on this 5 day of November, 2010.

Trubion Pharmaceuticals, Inc.

Date: November 5, 2010	By:	/S/Jay Reilly
Jay Reilly, Secretary